UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2002 (November 26, 2002)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19364	62-1117144

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 665-1122

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURE
Exhibit Index
Letter from Deloitte & Touche LLP
Press Release

Item 4. Changes in Registrant’s Certifying Accountant.

(a)(1):
	(i)	On November 26, 2002, the Registrant discontinued its relationship with Deloitte & Touche LLP (“Deloitte & Touche”) as independent public accountants.

	(ii)	Deloitte & Touche’s reports on the financial statements of the Registrant for the two fiscal years ended August 31, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

	(iii)	The decision to change accountants was approved by the Audit Committee of the Board of Directors of the Registrant.

	(iv)	For the two most recent fiscal years ended August 31, 2002 and through November 26, 2002, there has been no disagreement between the Registrant and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its reports.

	(v)	During the two most recent fiscal years ended August 31, 2002 and through November 26, 2002, the Registrant has not been advised of any matters described in Regulation S-K, Item 304(a)(1)(v)(A)-(D).

The Registrant has requested that Deloitte & Touche furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte & Touche agrees with the above statements. A copy of such letter is filed as Exhibit 16 to this Form 8-K.

(b)	New Independent Accountants:

	(i)	The Registrant engaged Ernst & Young LLP (“Ernst & Young”) as its new independent accountants as of November 26, 2002. Prior to such date, the Registrant did not consult with Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v)).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc.

By: Name: Title:	/s/ Mary Chaput Mary Chaput Chief Financial Officer

Date: December 2, 2002

Exhibit Index

Exhibit No.	Description

16	Letter from Deloitte & Touche LLP regarding change in certifying accountant.

99	Press Release dated December 2, 2002.

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